Exhibit 4.1

Drafted by and when recorded

mail to:

Mark Ovington, Esq.

Stinson Morrison Hecker LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FILING

(secures future advances and future obligations, but Maximum Amount Secured, as defined in and subject to the provisions of Section 1 below, equals $700,000)

This Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Mortgage”) is given as of December 23, 2008, by MGP INGREDIENTS, INC., a Kansas corporation (the “Borrower”), with an office located at Cray Business Plaza, 100 Commercial Street, Atchison, Kansas 66002, to COMMERCE BANK, N.A., a national banking association, as Agent for the Banks from time to time party to the Credit Agreement referred to below (in such capacity, the “Agent”), with an office located at 1000 Walnut Street, Kansas City, Missouri 64105.

WHEREAS, Borrower is the owner of the real property and improvements thereon legally described on Exhibit A attached hereto;

WHEREAS, Borrower has incurred and may hereafter incur indebtedness under the Credit Agreement, dated as of May 5, 2008, among Borrower, certain other borrower(s) thereunder (collectively, whether one or more, the “Other Borrower”), Commerce Bank, N.A., as Agent, Issuing Bank and Swingline Lender, and the Banks party thereto, as amended by a First Amendment to Credit Agreement dated as of September 3, 2008, a letter agreement dated October 31, 2008, a Second Amendment to Credit Agreement dated as of November 7, 2008, and a Third Amendment to Credit Agreement dated as of December 19, 2008 (as so amended and as otherwise amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Banks have agreed or may elect, in each case subject to the terms and conditions thereof and as of the date hereof, to extend credit to or for the benefit of Borrower and/or Other Borrower in an aggregate outstanding principal amount not to exceed $55,000,000 at any time;

WHEREAS, Borrower’s and Other Borrower’s obligations to the Banks under the Credit Agreement are evidenced by the following promissory notes: (a) an Amended and Restated Revolving Credit Note, dated on or about September 3, 2008, from Borrower and Other Borrower, as makers, to Commerce Bank, N.A., as payee, in the stated principal amount of $21,175,000; (b) an Amended and Restated Revolving Credit Note, dated on or about September 3, 2008, from Borrower and Other Borrower, as makers, to BMO Capital Markets Financing, Inc., as payee, in the stated principal amount of $16,912,500; (c) an Amended and Restated Revolving Credit Note, dated on or about September 3, 2008, from Borrower and Other Borrower, as makers, to National City Bank, as payee, in the stated principal amount of $16,912,500; and (d) a Swingline Note, dated on or about May 5, 2008, from Borrower and Other Borrower, as makers, to Commerce Bank, N.A., as payee, in the stated principal amount of $5,000,000;

WHEREAS, the foregoing promissory notes and any other promissory notes issued on or after the date hereof under the Credit Agreement — whether payable to the above specifically identified Banks or their respective permitted assignees under the Credit Agreement or to other lenders who may hereafter become Banks under the Credit Agreement or their respective permitted assignees under the Credit Agreement — as any of the foregoing may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, are collectively referred to herein as the “Notes” and are individually referred to herein as a “Note”;

WHEREAS, Borrower’s and Other Borrower’s obligations under the Credit Agreement, the Notes, this Mortgage and any other Credit Documents (as defined in the Credit Agreement), whether monetary, nonmonetary, direct, indirect, acquired, joint, several, joint and several, existing, future, contingent or otherwise, and any replacements, renewals, extensions and other modifications of any of the above, together with all principal, premium, interest, fees, expenses and other amounts and charges relating thereto, and any amounts expended by or on behalf of Agent or any Bank for the protection and preservation of the mortgage lien and security interest granted herein, are hereinafter sometimes collectively called the “Obligations”; and

WHEREAS, any agreements, documents or instruments evidencing, securing or otherwise relating to any of the Obligations (including, without limitation, any of the Credit Documents, as defined in the Credit Agreement), and any amendments, restatements, replacements, consolidations and other modifications of any of the foregoing are hereinafter sometimes collectively called the “Credit Documents.”

NOW, THEREFORE, to secure the full and prompt payment and performance of the Obligations, Borrower hereby mortgages and warrants to Agent, on behalf of the Banks, and grants to Agent on behalf of the Banks, a security interest in, all of Borrower’s right, title and interest in and to the following property, whether such property or interest therein is now owned or existing or hereafter acquired or arising (collectively, the “Property”): (a) all of the tracts, parcels or other units of land described in Exhibit A attached hereto (the “Premises”); (b) all of the buildings, structures and other improvements now or hereafter situated on the Premises, together with any alterations, additions and improvements thereto and all restorations and replacements thereof made from time to time (collectively, the “Building”); (c) all machinery, apparatus, equipment and fixtures of every kind and nature whatsoever now or hereafter located in, on or about the Building or upon the Premises, or attached to or used or usable in connection with the operation or maintenance of the Premises or the Building or in connection with any construction being conducted on the Premises, including, but not limited to, all heating, lighting and power equipment, engines, plumbing, electrical, mechanical, refrigeration, ventilating and air-conditioning equipment and apparatus, elevators, cranes, fittings, tools, ducts and compressors (collectively, the “Building Equipment”), which Building Equipment shall, to the fullest extent permitted by law, be deemed to constitute fixtures and part of the real property encumbered by this Mortgage; (d) all easements, tenements, hereditaments, appurtenances, rights and rights of way, public or private, pertaining, belonging or otherwise relating to the Premises or the Building; (e) all insurance proceeds and any judgments, settlements, awards and other payments, including interest thereon, which may be made in respect of the Property as a result of damage to or destruction of the Property, the exercise of the right of condemnation or eminent domain over any interest in the Property, the closing of, or the alteration of the grade of, any street on or adjoining the Premises, or any other injury to or decrease in the value of the Property; (f) all franchises, permits, licenses and other rights therein respecting the use, occupation or operation of the Property or the activities conducted thereon or thereabout; (g) all rents, income and other benefits arising out of or otherwise related to the Property and all leases on or affecting the Property, and any security deposits, contract rights, general intangibles, actions, rights of action, and unearned insurance premiums relating to such leases or the Property; and (h) all accessions to, substitutes for, and all modifications, replacements, renewals, products and proceeds of any of the foregoing; provided, however, that the Property shall not include any Excluded GE Equipment Collateral (as defined in the Credit Agreement).

Borrower covenants, represents and warrants to Agent as follows:

1.             Indebtedness Secured.  This Mortgage has been given and is intended to secure the full and prompt payment and performance of the Obligations and constitutes a future advance mortgage under K.S.A. §58-2336.  This Mortgage secures future advances from the Banks to Borrower or Other Borrower and other future obligations of Borrower and/or Other Borrower to the Banks and the Agent pursuant to the Credit Documents; provided, however, that, notwithstanding anything to the contrary in this Mortgage, (i) the maximum aggregate principal balance secured hereby shall not exceed $700,000 (the “Maximum Amount Secured”), and (ii) payments made on account of the obligations secured hereby or any portion thereof, whether in the ordinary course, as prepayments or otherwise, shall not reduce the Maximum Amount Secured unless the aggregate principal amount of obligations secured hereby is less than the Maximum Amount Secured. The priority of the lien hereunder securing such future advances and future obligations shall relate back to the date this Mortgage was recorded.  In addition, the Mortgage shall secure unpaid balances of advances made by Agent or any Bank with respect to the Property, for the payment of Impositions, as hereinafter defined, insurance premiums and costs incurred for the protection of the Property and any charges, expenses and fees, including, without limitation, attorneys’ fees, which, by the terms hereof, shall be added to and increase the Obligations.  Borrower agrees that all of the duties and obligations imposed on it hereunder, whether absolute or contingent, due or to become due, are for the reasonable protection of the lien of this Mortgage.  This Mortgage shall remain in full force and effect with respect to all of the Property until all Obligations shall have been paid and performed in full.  If the Obligations are paid and performed in accordance with the terms of the applicable Credit Documents, including, without limitation, the observance of all the agreements contained in this Mortgage, this Mortgage shall be released at the expense of Borrower.  Borrower acknowledges that nothing in this Section 1 obligates Agent or any Bank to make future advances to Borrower or any other Person.

2.             Title to Property and Other Representations and Warranties.  Borrower represents, warrants and covenants to Agent that:  (a) Borrower owns the Premises and the improvements thereon in fee simple absolute and has good and marketable title to the remainder of the Property; (b) the Property is free of all liens, encumbrances, adverse claims and other defects of title whatsoever, except for Permitted Liens (as defined in the Credit Agreement) and the matters set forth on Exhibit B hereto (collectively, together with Permitted Liens as defined in the Credit Agreement, “Permitted Liens”); (c) Borrower does hereby and shall forever warrant and defend its title to and interest in the Property (and the validity and priority of the lien of this Mortgage) to Agent against all claims and demands whatsoever of any Person; (d) the Building presently on the Premises complies in all material respects with all applicable zoning and building codes, ordinances and regulations, and such compliance is based solely upon Borrower’s owning the Property and not upon Borrower’s title to or interest in any other property; (e) any Building hereafter constructed on the Premises shall comply in all material respects with all applicable zoning and building codes, ordinances and regulations and shall lie wholly within the boundaries of the Premises; (f) there are no actions, suits or proceedings pending or, to Borrower’s knowledge, threatened against or affecting the Property; and (g) Borrower has the good and unrestricted right, full power and lawful authority to subject the Property to this Mortgage.

3.             Maintenance.  Borrower shall maintain the Property in good order, condition and repair, excepting ordinary wear and tear.  Borrower shall make, as and when the same shall become necessary, all structural and non-structural repairs, whether exterior or interior, ordinary or extraordinary, foreseen or unforeseen.  Borrower shall not commit or suffer any waste of the Property.  Borrower shall not construct any new or additional buildings on the Premises without the prior written consent of Agent, which consent shall not be unreasonably withheld so long as no Default or Event of Default exists.  Notwithstanding the foregoing, if Borrower is required by applicable law to undertake any such alterations to the Building or the Building Equipment, Borrower may do so without obtaining Agent’s consent thereto.  In such event, Borrower shall promptly give Agent written notice of any such legal requirement and, prior to undertaking such alterations, shall notify Agent in writing of any such alterations that Borrower proposes to undertake.  Agent and each of the Banks, and their respective agents, contractors and representatives, may enter upon and inspect the Property at all reasonable times until this Mortgage is released.  Without limiting the generality of the foregoing, Agent, each of the Banks, and their respective agents, contractors and representatives, may from time to time enter upon the Property and conduct upon the Property inspections and tests to determine the extent to which any hazardous substances, wastes or other environmentally unsound materials have been placed or discharged upon or otherwise affect the Property, all at the sole expense of Borrower.

4.             Restoration.  If any of the improvements or equipment comprising the Property is damaged or destroyed, in whole or in part, by fire or other casualty (whether or not covered by insurance), or by any taking in condemnation proceedings or the exercise of any right of eminent domain, Borrower shall promptly restore, replace or rebuild the same to as nearly as possible the value, quality and condition they were in immediately prior to such fire or other casualty or taking, with such alterations or changes as may be approved in writing by Agent, which approval shall not be unreasonably withheld; provided, however, that Borrower shall be under no duty to so restore, rebuild or replace such property to the extent that Agent receives and applies any insurance, condemnation or similar proceeds relating to such casualty to satisfy any part of the Obligations.  Borrower shall give prompt notice to Agent of any material damage to the Property.

5.             Compliance with Laws; Use of Property.  Borrower shall comply in all material respects with all present and future laws, statutes, ordinances, rules, regulations and other requirements (including, without limitation, applicable zoning and building requirements) of all governmental and quasi-governmental authorities whatsoever having jurisdiction with respect to the Property.  Borrower shall promptly perform and observe all of the terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may affect the security of this Mortgage, or which shall impose any duty or obligation upon Borrower or any tenant or other occupant of the Premises, and Borrower shall do all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Property.  Borrower shall not use or permit the use of the Property in any manner which would tend to impair the value of the Property or materially increase the risk of fire or other casualty.

6.             Impositions.  Borrower shall pay when the same shall become due and payable all real estate taxes, assessments, water and sewer rates and charges, license fees and all other governmental levies and charges of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, which shall be assessed, levied, confirmed, imposed or become a lien upon or against the Property or which shall become payable with respect thereto (collectively, “Impositions”).  Notwithstanding the foregoing, Borrower may contest any Imposition by appropriate and timely proceedings, provided that on or before the due date for payment of such Imposition Borrower shall establish an escrow or other provision for payment of such Imposition satisfactory to Agent in an amount estimated by Agent to be adequate to pay such Imposition and any interest or penalties that may result from its nonpayment on the due date.  In all such cases of contest, Borrower shall pay the contested Imposition within 10 days after the dismissal of said proceedings or the final and unappealable determination of Borrower’s or the Property’s liability therefor, as the case may be.  So long as any Event of Default exists, however, Borrower shall, upon demand by Agent, pay the whole of any assessment for local improvement which may be payable in installments, notwithstanding that such installments may not be due and payable at the time of such demand by Agent.  Borrower shall deliver to Agent, within 10 days after the request of Agent therefor, the original or a photocopy of the official receipt evidencing such payment or other proof of payment satisfactory to Agent.

7.             Insurance.  (a)  Borrower, at Borrower’s sole expense, shall insure the Property for the benefit of Agent against loss or damage thereto and shall keep in effect, for Agent’s benefit, comprehensive general public liability insurance against claims for bodily injury, death or property damage.  The policies of insurance required by this Section shall be in companies, forms and amounts, and for such periods and with such deductibles, as shall be customary for property similar in use, location and condition to the Property, and shall insure the respective interests of Borrower and Agent.  The insurance proceeds from all such policies of insurance (other than the proceeds in respect of any liability insurance policy) shall be payable to Agent pursuant to a noncontributing first mortgagee endorsement satisfactory in form and substance to Agent.  Upon request by Agent, Borrower shall promptly furnish evidence of satisfactory insurance on the Property and that Borrower has complied with the other provisions of this Section.  In addition to the other policies of insurance required hereunder, Borrower shall cause a title insurer reasonably acceptable to Agent to insure, in favor of Agent, Borrower’s ownership of, and Agent’s first priority lien on, the Property, subject only to Permitted Liens, in an amount equal to not less than $700,000 in such form, and with such affirmative coverage and endorsements as Agent may reasonably request.

(b)           Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution, for the purpose of making and adjusting claims the policies of insurance referred to herein, endorsing the name of Borrower on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance or to pay any premium in whole or in part relating thereto.  Agent, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) at any time maintain such action with respect thereto which Agent deems advisable.  All sums disbursed by Agent in connection therewith, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by this Mortgage.  Notwithstanding the foregoing, so long as no Default or Event of Default exists, Borrower may make and settle any insurance claims relating to the Property provided that Borrower first obtains Agent’s written consent thereto, which consent shall not be unreasonably withheld.

(c)           All proceeds of the insurance obtained by Borrower hereunder (other than those relating to any liability insurance policy), shall be paid to Agent, and Agent may deduct from such proceeds any expenses, including, without limitation, legal fees, incurred by Agent in connection with adjusting and obtaining such proceeds (the balance remaining after such deduction being hereinafter referred to as the “Net Insurance Proceeds”). If an Event Default exists at the time Agent receives the Net Insurance Proceeds, Agent may apply the Net Insurance Proceeds in reduction or satisfaction of all or any part of the Obligations, whether then matured or not, in which event Borrower shall be relieved of its obligation under Sections 3 and 4 above to maintain and restore the Property relating to such proceeds to the extent that Agent so applies the Net Insurance Proceeds.  If no Event of Default exits at such time (or if an Event of Default exists and Agent elects not to apply the Net Insurance Proceeds as provided in the previous sentence), Agent shall release the Net Insurance Proceeds to Borrower; provided, however, that, if the amount of the Net Insurance Proceeds exceeds $50,000, Agent may condition the release of all or any part of the Net Insurance Proceeds on such escrow or other disbursement conditions as Agent may reasonably require to ensure that Borrower uses the Net Insurance Proceeds to maintain and the restore the Property as required under this Agreement and to ensure that the Property remains free of all mechanics’ and other liens except for Permitted Liens.

(d)           In the event of a foreclosure under this Mortgage, the purchaser of the Property shall succeed to all of the rights of Borrower, including any right to unearned premiums, in and to all policies of insurance which Borrower is required to maintain under this Section and to all proceeds of such insurance.

8.             Deposits for Impositions and Insurance.  Upon notice from Agent (which notice shall not be given unless an Event of Default exists), Borrower shall deposit with Agent on the first day of each month an amount equal to one-twelfth of (i) the aggregate annual payments for the Impositions, and (ii) the annual insurance premiums on the policies of insurance required to be obtained and kept in force by Borrower under this Mortgage.  In addition, upon notice from Agent (which notice shall not be given unless an Event of Default exists), Borrower shall deposit with Agent such sum of money which, together with such monthly installments, shall be sufficient to pay all the Impositions and insurance premiums at least 30 days prior to the due date thereof.  If the amounts of any Impositions are not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the amounts of the Impositions for the prior tax year and, upon the amounts of the Impositions being fixed for the then current year, Borrower shall, upon notice from Agent, deposit any deficiency with Agent.  If the amount of the insurance premiums is not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the amount of the insurance premiums for the prior year of the policy or policies, and, upon the amount of the insurance premiums being fixed for the then current year of the policy or policies, Borrower shall, upon notice from Agent, deposit any deficiency with Agent.  If on a date 30 days prior to the due date for the payment of any of the Impositions or the insurance premiums there shall be insufficient funds on deposit with Agent to pay the same, Borrower shall, upon notice from Agent, forthwith make a deposit with Agent in the amount of such deficiency.  The funds so deposited with Agent shall be held by Agent without interest, and may be commingled with other funds of Agent, and provided that an Event of Default exists, such funds shall be applied in payment of the Impositions and insurance premiums when due to the extent that Borrower shall have deposited funds with Agent for such purpose.  If an Event of Default exists, the funds deposited with Agent may, at the option of Agent, be retained and applied toward the payment of any or all of the Obligations, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent.  Borrower shall furnish Agent with a bill for each of the Impositions and insurance premiums and such other documents necessary for their payment at least 30 days prior to the date they first become due.  Upon an assignment of this Mortgage prior to any default hereunder by Borrower, Agent shall have the right and obligation to pay over the balance of such deposits in its possession to the assignee, and thereupon Agent shall be completely released from all liability with respect to such deposits and Borrower shall look solely to the assignee in reference thereto.  The provisions of the preceding sentence shall apply to each and every assignment or transfer of such deposits to a new assignee.

9.             Condemnation.  (a)  Borrower shall give immediate notice to Agent upon Borrower’s learning of (i) any interest on the part of any Person possessing or who has expressed the intention to possess the power of eminent domain to purchase or otherwise acquire the Property, or (ii) the commencement of any action or proceeding to take the Property by exercise of the right of condemnation or eminent domain or of any action or proceeding to close or to alter the grade of any street on or adjoining the Premises.  Agent may participate in any such actions or proceedings in the name of Agent or, whenever necessary, in the name of Borrower, and Borrower shall deliver to Agent such instruments as Agent shall request to permit such participation.  Borrower shall not settle any such action or proceeding, whether by voluntary sale, stipulation or otherwise, or agree to accept any award or payment without the prior written consent of Agent, which consent shall not be unreasonably withheld so long as no Default or Event of Default exists.  The total of all amounts awarded or allowed with respect to all right, title and interest in and to the Property or the portion or portions thereof taken or affected by such condemnation or eminent domain proceeding and any interest thereon (herein collectively called the “Award”) is hereby assigned to and shall be paid upon receipt thereof to Agent and the amount received shall be retained and applied as provided in Section 9(b) below.

(b)           If an Event of Default exists at the time Agent receives the Award, Agent may apply the Award in reduction or satisfaction of all or any part of the Obligations, whether then matured or not.  If no Event of Default exits at such time (or if an Event of Default exists and Agent elects not to apply the Award as provided in the previous sentence), Agent shall release the Award to Borrower; provided, however, that, if the amount of the Award exceeds $50,000, Agent may condition the release of all or any part of the Award on such escrow or other disbursement conditions as Agent may reasonably require to ensure that, in the case of a taking of all or substantially all of the Property, Buyer acquires replacement real property that is subject to a mortgage lien in favor of Agent subject to no lien or other encumbrance other than Permitted Liens and, in the case of any other taking, Borrower uses the Award to restore the Property remaining after such taking and to ensure that such Property remains free of all mechanics’ and other liens except for Permitted Liens.  In no event shall Agent be required to release this Mortgage until the Obligations are fully paid and performed nor shall Agent be required to release from the lien of this Mortgage any portion of the Property so taken until Agent receives the Award for the portion so taken.

10.           Assignment of Rents and Leases.  (a)  Borrower hereby presently assigns to Agent all of Borrower’s right, title and interest in and to any Leases, as defined hereinafter, with respect to the Property, and all rents, issues and profits of the Property.  “Lease” means every lease or occupancy agreement for the use or hire of all or any portion of the Property which shall be in effect on the date hereof, or which shall hereafter be entered into, and by which Borrower is a lessor or the like, and any renewals, extensions or other modifications thereof.  Borrower grants to Agent, with or without Agent or any other Person (including, without limitation, a receiver) taking possession of the Property, the right to give notice to the tenants of this assignment, to collect rents, issues and profits from the tenants and to enter onto the Property for the purpose of collecting the same and to let the Property and to apply such rents, issues and profits, after payment of all charges and expenses relating to the Property, to the Obligations.  This assignment shall be an absolute assignment, subject to the license herein granted to Borrower and Borrower’s obligations hereunder, and shall continue in effect until the Obligations are fully paid and performed.  Agent hereby grants a revocable license to Borrower to collect and use such rents, issues and profits; provided, however, that the foregoing license shall be automatically revoked, without any action on Agent’s part, upon the occurrence of an Event of Default.  Notwithstanding any law to the contrary, if there is an Event of Default, and if there is any applicable law requiring Agent to take possession of the Property (or some action equivalent thereto, such as securing the appointment of a receiver) in order for Agent to “perfect” or otherwise “activate” its rights and remedies as set forth herein, then Borrower waives all benefits of such laws and agrees that such laws shall be fully satisfied, without any action on Agent’s part, solely by the occurrence of such Event of Default.  If, notwithstanding such waiver by Borrower, such laws require the undertaking of some affirmative act by Agent, Borrower agrees that such laws shall be fully satisfied solely by Agent giving Borrower notice, written or oral, that such Event of Default has occurred and that Agent intends to enforce its rights in any Leases and/or any rents, issues and profits assigned herein.

(b)           Borrower shall, from time to time upon request by Agent, execute, acknowledge and deliver to Agent, in form and substance satisfactory to Agent, separate assignments of any Leases in order to further evidence the foregoing assignment.  Agent shall not be obligated to perform any obligation to be performed by Borrower under any Lease or other agreement affecting the Property, and Borrower hereby agrees to indemnify Agent for, and hold Agent harmless from, any and all liability and expenses arising from any such Lease or other agreement or any assignments thereof, and no assignment of any such Lease or other agreement shall place the responsibility for the control, care, management or repair of the Property upon Agent, nor make Agent liable for any negligence or other tortious conduct, whether by Agent or any other Person, with respect to the management, operation, upkeep, repair or control of the Property resulting in injury, death, property or other damage or loss of any nature whatsoever.

(c)           Borrower shall not cancel, amend or otherwise modify the terms and conditions of any Lease without obtaining Agent’s prior consent; nor shall Borrower accept payments of rent or the like more than one month in advance without obtaining Agent’s prior consent.

(d)           Agent may exercise its rights from time to time under this Section 10 without first commencing foreclosure proceedings against the Property if it so elects.  Any such election by Agent to exercise its rights from time to time under this Section 10 shall not prohibit Agent from simultaneously or thereafter foreclosing upon the Property or exercising any other rights available to Agent hereunder or at law.

11.           Agent’s Right to Perform Borrower’s Covenants.  If Borrower shall fail promptly and fully to pay, perform or observe any of the Obligations, then Agent may, at its option, but without any obligation to do so, and without waiving or releasing Borrower from any of the Obligations, pay any Obligation or perform any Obligation or take such other action as Agent deems necessary or desirable in order to cause such Obligation to be paid, performed or observed, as the case may be.  Borrower hereby grants to Agent, and agrees that Agent shall have, the absolute and immediate right to enter in and upon the Property to such extent and as often as Agent, in its discretion, deems necessary or desirable for such purpose.  Agent may pay and expend such sums of money as Agent, in its discretion, deems necessary for any such purpose, and Borrower hereby agrees to pay to Agent, on demand, all such sums so paid or expended by Agent, together with interest thereon from the date of each such payment or expenditure at the rate (the “Default Rate”) which is the lesser of (i) the default rate of interest specified in Section 3.1(b) of the Credit Agreement (or, if there any more than one such default rate, the highest default rate), or (ii) the maximum interest rate permitted by law.  Any interest paid under this Section in excess of the maximum interest rate permitted by law shall be deemed payment in reduction of the principal amount of the Obligations and the excess, if any, shall be refunded to Borrower without interest.  All sums so paid or expended by Agent, and the interest thereon, shall be added to the Obligations and shall be secured by the lien of this Mortgage.

12.           No Claims Against Agent.  Nothing contained in this Mortgage shall constitute any consent or request by Agent, expressed or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property, or be construed to permit the making of any claim against Agent in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

13.           Liens.  This Mortgage is and shall be maintained as a valid first mortgage lien on the Property subject only to Permitted Liens.  Borrower shall not, directly or indirectly, create or suffer or permit to be created, or to stand, against the Property or against the rents, issues and profits therefrom, any lien, charge, mortgage, deed of trust, adverse claim or other encumbrance other than Permitted Liens; provided, however, that nothing contained in this Section shall require Borrower to pay any real estate taxes or other Impositions prior to the time when same are required to be paid under this Mortgage.  Borrower shall keep and maintain the Property free from all liens of Persons supplying labor or materials relating to the construction, alteration, modification or repair of the Property.  In no event shall Borrower do or permit to be done, or omit to do or permit the omission of, any act or thing where such act or omission may impair the security of this Mortgage.

14.           Security Agreement; Fixture Filing. Borrower, as debtor, grants to Agent on behalf of the Banks, as secured party, as further security for the Obligations, a security interest in all existing and future fixtures and all proceeds of the foregoing.  This Mortgage shall be effective as a fixture filing and a financing statement for purposes of Article 9 of the Uniform Commercial Code as in effect in the State of Kansas.

15.           Default.  The Obligations shall become immediately due and payable in full at the option of Agent upon the occurrence of any one or more of the following (an “Event of Default”):  (a) the occurrence of an Event of Default, as defined in the Credit Agreement; (b) Borrower shall fail to pay any Imposition on or before the date such Imposition may be paid without any penalty, interest or other premium; (c) Borrower shall fail to pay timely any premiums for insurance required under Section 7 or Borrower shall fail to reimburse Agent on demand for premiums paid by it on the insurance required under Section 7; (d) Borrower shall directly or indirectly create, suffer or permit to be created or to stand against the Property or against the rents, issues and profits therefrom, any lien, security interest, charge, mortgage, deed of trust or other encumbrance not expressly permitted herein or in the Credit Agreement without in each instance obtaining Agent’s prior written consent thereto; (e) Borrower’s default in the observance or performance of any other covenant of Borrower hereunder (other than a covenant the performance or observance of which is specifically referred to elsewhere in this Section 15), which default is not cured within 30 days after Agent gives Borrower notice thereof; (f) Borrower shall sell, convey, alienate, assign or otherwise transfer the Property, or any part thereof or interest therein, in any manner, whether voluntary, involuntary, by operation of law or otherwise, or Borrower shall enter into any agreement, written or oral, to so sell, convey, alienate, assign or otherwise transfer the Property, or any part thereof or interest therein; (g) there shall occur a default or an event of default under any other deed of trust, mortgage or like real property security instrument which encumbers the Property, or under any document evidencing any obligation secured thereby, or any foreclosure or similar proceeding shall commence with respect to the Property; (h) Borrower shall deliver to Agent any notice terminating or purporting to terminate, or Borrower shall take any other action to terminate or purporting to terminate, the operation of this Mortgage as security for any future advances or future obligations; or (i) the filing of any action to condemn, acquire by eminent domain or otherwise take any part of the Premises or Building which, in Agent’s determination, materially and adversely affects the use or intended use of the Property as a whole or otherwise materially and adversely affects Borrower’s business prospects.

16.           Notice Upon Acceleration; Application of Payments.  Whenever Agent in this Mortgage or in the other Credit Documents is given the option to accelerate the maturity of all or part of the Obligations, Agent may, to the extent permitted by law, do so without presentment, protest, notice to or demand upon Borrower.  Agent shall have the sole and exclusive right, and Borrower irrevocably waives any right, to direct or redirect the application of any monies received by Agent on account of the Obligations (whether such monies are received before or after the occurrence of an Event of Default, in the ordinary course of affairs, by acceleration, maturity or otherwise) against the Obligations in such manner as Agent may deem advisable, from time to time, notwithstanding any entry by Agent upon any of its books and records.

17.           Appointment of Receiver.  If an Event of Default exists, or if any action shall be commenced to foreclose this Mortgage, without obligation to do so, Agent, to the extent permitted by applicable law, may apply for the appointment of a receiver of the rents, issues and profits of the Property without notice or demand, and shall be entitled to the appointment of such receiver as a matter of right, without consideration of the value of the Property as security for the amounts due to Agent or the solvency of any Person liable for the payment of such amounts.

18.           Foreclosure.  If an Event of Default exists, Agent may, to the extent permitted by law, institute an action of judicial foreclosure, or take such other action as the law may allow, at law or in equity, to enforce this Mortgage and to realize upon the Property or any other security which is herein or elsewhere provided for, and to proceed to final judgment and execution for the entire unpaid balance of the Obligations at the rate stipulated herein or in the Credit Agreement or the other Credit Documents, as the case may be, to the date of default, and thereafter at the Default Rate, together with, to the extent permitted by applicable law, all other sums secured by this Mortgage, all costs of suit, and interest at the Default Rate on any judgment obtained by Agent from and after the date of any judicial sale of the Property (which may be sold in one parcel or part or in such parcels or parts, manner or order as Agent shall elect) until actual payment is made to Agent on the full amount due Agent.  Agent may foreclose or otherwise realize upon one parcel or any other part of the Property, on one or more occasions, without releasing this Mortgage or precluding the further foreclosure or other realization hereunder of any other parcels or parts of the Property not so foreclosed or realized upon.  Failure to join or to provide notice to tenants or any other Persons as defendants or otherwise in any foreclosure action or suit shall not constitute a defense to such foreclosure or other action.  Upon any foreclosure sale, whether by virtue of judicial proceedings or otherwise, Agent or any Bank may bid and purchase the Property or any part thereof or interest therein, and upon compliance with the terms of the sale, may hold, retain, possess and dispose of the same in its own absolute right, without further accountability.

19.           Possession of Property.  To the extent permitted by applicable law, if an Event of Default exits, Agent and its agents, designees or assigns are authorized to (i) take possession of the Property, with or without legal action; (ii) lease the Property; (iii) collect all rents, issues and profits therefrom, with or without taking possession of the Property; and (iv) after deducting all costs of collection and administration expenses, apply the net rents, issues and profits to the payment of Impositions, insurance premiums and all other carrying charges (including, but not limited to, agents’ compensation and fees and costs of counsel and receivers) and to the maintenance, repair or restoration of the Property, or on account and in reduction of the Obligations, in such order and amounts as Agent, in Agent’s sole discretion, may elect.  Agent shall be liable to account only for rents, issues and profits actually received by it.

20.           Waivers.  To the extent permitted by applicable law, Borrower hereby irrevocably waives and releases:  (i) any right of redemption after the date of any sale of the Property upon foreclosure, whether statutory or otherwise, in respect of the Property now or hereafter in force (irrespective of whether Agent or any other Person purchases the Property at such foreclosure); (ii) the benefit of any and all valuation and appraisement laws now or hereafter in force; (iii) all exemption laws whatsoever and all moratoriums, extensions or stay laws or rules, or orders of court in the nature of either of them, now or hereafter in force; and (iv) any right to have the Property marshaled upon any foreclosure of this Mortgage.

21.           Expenses of Agent.  To the extent permitted by applicable law, all costs and expenses paid or incurred by Agent and/or any of the Banks, including, without limitation, attorneys’ fees, in any action, proceeding or dispute of any kind in which Agent and/or any of the Banks is made a party or appears as a plaintiff or defendant, affecting Agent, any of the Banks, this Mortgage, the other Credit Documents and/or the Property, including, but not limited to, the enforcement of this Mortgage, any condemnation action involving the Property, any action to protect the security hereof, or any case or proceeding under Title 11 of the United States Code shall be added to and included in the Obligations and shall be secured by this Mortgage and, upon demand, shall be immediately due from Borrower. Without limiting the generality of the foregoing, if this Mortgage shall be foreclosed, or if any of the other Credit Documents are placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Borrower, to the extent permitted by applicable law, shall pay to Agent the attorneys’ fees, court costs, disbursements and other costs incurred (irrespective of whether litigation is commenced in pursuance thereof) in collecting or attempting to collect the Obligations or enforcing or defending Agent’s rights hereunder, or under the other Credit Documents, or under any other collateral securing the Obligations, and all allowances provided by law, to the extent allowed by the laws of the state in which the Property is located, or any state in which any of such other collateral for the Obligations is situated, or other applicable law.  All of Borrower’s obligations under this Section shall survive the foreclosure, release or other termination of this Mortgage, the satisfaction of the other Obligations secured hereby, and any merger of this Mortgage into any judgment or the like, whether pursuant to foreclosure or otherwise.

22.           Discontinuance of Action.  Agent may from time to time, to the extent permitted by applicable law, take action to recover any sums, whether interest, principal or any other obligation or sums, required to be paid under this Mortgage or the other Credit Documents, as the same become due, without prejudice to the right of Agent thereafter to bring an action of foreclosure, or any other action, for a default existing when such earlier action was commenced.  If Agent shall have proceeded to enforce any right under this Mortgage or the other Credit Documents, and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Borrower and Agent shall be restored to their former positions and the rights, remedies and powers of all parties hereto shall continue as if no such proceedings had been taken.

23.           Taxes.  Upon passage after the date of this Mortgage of any law of the United States, the State of Kansas or any other governmental entity which deducts from the value of real property, for purposes of taxation, any indebtedness secured by mortgages or which changes in any way the laws for the taxation of mortgages or debts secured by mortgages for State or local purposes or the manner of the collection of any such taxes, and which imposes a tax, either directly or indirectly, on this Mortgage or all or any part of the sum secured hereby or the interest thereon, Agent may declare the whole of the Obligations and the interest accrued thereon, due on a date to be specified by not less than 30 days’ written notice to Borrower; provided, however, that such declaration shall be ineffective if Borrower is permitted by law to pay such tax in addition to all other payments required hereunder, without any penalty or charge thereby accruing to Agent, and if Borrower pays such tax within such 30 day period.  Borrower shall pay any taxes except income taxes imposed on Agent or any Bank relating to this Mortgage.

24.           Recording and Other Fees; Further Assurances.  Borrower shall pay all recording and filing fees, all recording taxes and all other costs and expenses in connection with the preparation, execution and recordation and other manner of perfection of this Mortgage and any other Credit Documents – including, without limitation, all mortgage registration fees payable under K.S.A. §79-3102 and/or other applicable law – and shall reimburse Agent on demand for all costs and expenses of any kind incurred by or on behalf of Agent in connection therewith.  Borrower agrees to execute and deliver promptly such instruments and other documents, and promptly to take such action or promptly refrain from taking such action, as Agent may request, from time to time, to evidence, create, perfect, continue or otherwise assure Agent of the real and personal property security interests granted, or purported to be granted, to or for the benefit of Agent hereunder and all other rights and benefits granted, or purported to be granted, to or for the benefit of Agent hereunder; all at the sole cost and expense of Borrower.  Without limiting the generality of the foregoing, Borrower shall, at any time on request of Agent, execute or cause to be executed and shall deliver financing statements, continuation statements, security agreements, or the like, in respect of any Property and Borrower shall pay all filing fees, including, without limitation, fees for filing continuation statements, in connection with such financing statements.

25.           No Waiver.  Any failure by Agent to insist upon the strict performance by Borrower of any of the Obligations shall not be deemed to be a waiver of any of such Obligations, and Agent, notwithstanding any such failure, may thereafter insist upon the strict performance by Borrower of any and all of the Obligations.

26.           No Release.  Borrower and any other Person now or hereafter obligated for the payment or performance of all or any part of the Obligations shall not be released from paying and performing such Obligations and the lien of this Mortgage shall not be affected by reason of (i) the failure of Agent to comply with any request of Borrower, or of any other Person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any of the Obligations secured by this Mortgage; (ii) the release, regardless of consideration, of the obligations of any Person or Persons liable for payment or performance of the Obligations or any part thereof; or (iii) any agreement or stipulation extending the time of payment or modifying the terms of any of the Credit Documents and in the event of such agreement or stipulation, Borrower and all such other Persons shall continue to be liable under such Credit Documents, as amended by such agreement or stipulation, unless expressly released and discharged in writing by Agent.

27.           Release of Collateral.  Agent may release or partially release, regardless of consideration, the obligation of any Person liable for payment of any of the Obligations secured hereby, or may release any part of the Property or any other collateral now or hereafter given to secure the payment of the Obligations or any part thereof, without impairing, reducing or otherwise affecting the obligations of Borrower under the Credit Agreement or any other Credit Documents, the remainder of the security of this Mortgage or the priority of the rights created by this Mortgage.

28.           Rights Cumulative.  The rights and remedies provided for in this Mortgage, or which Agent may have otherwise, at law or in equity, shall be distinct, separate and cumulative and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by Agent, shall be deemed to be in exclusion of any other, and, to the extent permitted by law, any two or more of all such rights and remedies may be exercised at the same time.

29.           Severability.  If any term or provision of this Mortgage or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.  If any payments (including, without limitation, any interest payments) required to be made hereunder or under the other Credit Documents shall be in excess of the amounts allowed by law, the amounts of such payments shall be reduced to the maximum amounts allowed by law.  Furthermore, all rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be modified to the extent necessary to comply with applicable law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

30.           Notices.  All notices, demands, consents, approvals and requests given or required to be given by any party hereto to any other party hereto shall be in writing and shall be given in accordance with the terms and provisions of the Credit Agreement.

31.           Indemnification Against Liabilities.  Borrower shall protect, indemnify, hold harmless and defend Agent and the Banks from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys’ fees and expenses) imposed upon incurred by or asserted against Agent or any of the Banks by reason of (a) ownership of an interest in the Property, (b) any accident or injury to or death of Persons or loss of or damage to or loss of the use of property occurring on or about the Property, or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property, or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of Borrower to perform or comply with any of the terms of this Mortgage or the other Credit Documents, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property made or suffered to be made by or on behalf of Borrower, (f) any acts or omissions on the part of Borrower or any of its agents, contractors, lessees, licensees or invitees, or (g) any work in connection with any alterations, changes, new construction or demolition of the Property; in each case irrespective of whether any such liabilities, obligations, claims, damages, penalties, causes of actions, costs or expenses are, caused by, or otherwise arise out of, in whole or in part, Agent’s or any Bank’s negligence or other tortious conduct (other than any gross negligence or willful misconduct by Agent of any Bank), whether active or passive.  Borrower will pay and hold Agent and the Banks harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the state in which the Property is located or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by Agent or any Bank in respect of this Mortgage, the other Credit Documents or the Obligations.  All amounts payable to Agent or any Bank under this Section shall be payable on demand and shall be deemed Obligations secured by this Mortgage.  If any action, suit or proceeding is brought against Agent or any Bank by reason of any such occurrence, Borrower, upon request of Agent will, at Borrower’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Borrower and approved by Agent.  All of Borrower’s obligations under this Section shall survive the foreclosure, release or other termination of this Mortgage and the satisfaction of the Obligations, and any merger of this Mortgage into any judgment or the like, whether pursuant to foreclosure or otherwise.

32.           Environment.  (a)  Borrower shall comply with all applicable laws (whether statutory, common law or otherwise), rules, regulations, orders, permits, licenses, ordinances, judgments or decrees of all governmental authorities (whether federal, state, local or otherwise), including, without limitation, all laws regarding public health or welfare, environmental protection, water or air pollution, composition of products, underground storage tanks, toxic substances or chemicals, solid and special wastes, hazardous wastes, substances, material or chemicals, waste, used, or recycled oil, asbestos, occupational health and safety, nuisances, trespass, and negligence.

 (b)          Neither Agent nor any Bank shall assume or be deemed to assume any responsibility, liability, or obligation with respect to compliance with any federal, state, or local environmental law, rule, regulation, order, permit, license, ordinance, judgment or decree; provided, however, that in the event of the imposition or assumption for any reason whatsoever of any such responsibility, liability, or obligation, Borrower agrees to indemnify and hold Agent and the Banks harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, of any kind or nature whatsoever, including without limitation, attorneys’ and experts’ fees, which may be imposed on, incurred by or asserted against it in any way relating to or arising from the Obligations, this Mortgage, the other Credit Documents and/or the Property.  All of Borrower’s obligations under this Section shall survive the foreclosure, release or other termination of this Mortgage and the satisfaction of the Obligations, and any merger of this Mortgage into any judgment or the like, whether pursuant to foreclosure or otherwise.

33.           Certain Definitions.  The following terms shall, for purposes of this Mortgage, have the respective meanings herein specified unless the context otherwise requires:  (a)  “Agent” means the Agent herein named and any subsequent mortgagee under this Mortgage, and its, his, her or their respective successors, assigns, heirs and personal representatives.  (b)  “Bank” means each Bank referred to in the Credit Agreement and, subject to the terms and provisions of the Credit Agreement, its successors and assigns, and likewise includes, except if otherwise provided in the Credit Agreement, any swing line lender, letter of credit issuer, swap provider or other credit or financial service provider for whom, pursuant to the terms of the Credit Agreement, Agent is to act as collateral agent or the like.  (c)  “Borrower” means the Borrower herein named and any subsequent owner or owners of the Property and its, his, her or their respective successors, assigns, heirs and personal representatives.  (d)  “Building” means all of the Building described herein including any part thereof.  (e)  “Building Equipment” means all of the Building Equipment described herein including any part thereof.  (f)  “Person” means an individual, corporation, partnership, trust, unincorporated organization or government, or any agency or political subdivision thereof, or any other legal entity.  (g)  “Premises” means all of the Premises described herein including any part thereof.  (h)  “Property” means all of the Property described herein including any part thereof.

34.           Successors and Assigns.  The terms, covenants and provisions of this Mortgage shall apply to and be binding upon Borrower and all subsequent owners and other Persons who have an interest in the Property, and shall inure to benefit of Agent, the successors and assigns of Agent, and all subsequent holders of this Mortgage, but the provisions of this Section shall not be construed to modify the provisions of Section 15(f).

35.           Related Obligations.  If and to the extent the Credit Agreement at any time authorizes Agent to act as a collateral agent or the like for the benefit of any Bank or any affiliate of any Bank that may issue interest rate swaps or other hedging instruments to or for the benefit of Borrower, the Obligations secured hereby shall include Borrower’s existing and future obligations with respect to any such interest rate swaps and/or other hedging instruments.

36.           Miscellaneous. Borrower further agrees as follows:  (a)  This Mortgage cannot be changed, waived, discharged or terminated orally but only by an agreement in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  (b)  This Mortgage shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.  (c)  All terms and words used in this Mortgage, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  (d)  If there shall be more than one Borrower, the representations, warranties, covenants and other obligations of Borrower hereunder shall be the joint and several representations, warranties, covenants and other obligations of each and every Borrower.  Whenever the terms of this Mortgage prohibit Borrower from doing or permitting to be done, whether voluntarily or otherwise, any act or event, any such negative covenants shall apply to each and every Borrower and the failure of any one Borrower in respect thereof shall be deemed a default of such negative covenant notwithstanding that any other Borrower may not be in default of such negative covenant.  (e)  The Section headings in this Mortgage and any index at the beginning of this Mortgage are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.  (f)  All covenants contained herein shall run with the Property until the Obligations have been fully paid and performed.  (g)  Time is of the essence in the payment and performance by Borrower of the Obligations.  (h)  This Mortgage shall be governed by the laws of the State of Kansas, without regard to any choice of law rule thereof which gives effect to the laws of any other jurisdiction.

IN WITNESS WHEREOF, this Mortgage has been duly executed by Borrower and delivered to Agent as of the day and year first above written.

MGP INGREDIENTS, INC.

By:	/s/ Robert Zonneveld
Name: Robert Zonneveld
Title: V.P. Finance & CFO

STATE OF KANSAS )

) SS.

COUNTY OF ATCHISON	)

The foregoing instrument was acknowledged before me on 30th day of Decem er , 2008, byRobert Zonneveld, as FP/CFO of MGP INGREDIENTS, INC., a Kansas corporation, on behalf of the corporation.

/s/ Marta L. Myers
Notary Public
[Seal]
My Commission expires: 01/03/2010

Exhibit A

(legal description of Premises)

TRACT 1:

A TRACT OF LAND IN THE SOUTHEAST QUARTER OF SECTION 15, TOWNSHIP 11 SOUTH, RANGE 25 EAST OF THE SIXTH PRINCIPAL MERIDIAN IN KANSAS CITY, WYANDOTTE COUNTY, KANSAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH IS 27.22 FEET NORTH OF THE CENTER LINE OF VACATED CARR AVENUE AND 347.50 FEET EAST OF THE EAST RIGHT-OF-WAY LINE OF VACATED 1ST STREET AS SAID RIGHTS-OF-WAY ARE NOW ESTABLISHED, SAID POINT ALSO BEING 1513.24 FEET NORTH AND 1461.42 FEET EAST OF THE SOUTHWEST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 15:

THENCE NORTH 0 DEGREES 20 MINUTES 15 SECONDS WEST, 2.78 FEET, ALONG A LINE PARALLEL WITH AND 347.50 FEET EAST OF THE EAST RIGHT-OF-WAY LINE OF VACATED 1ST STREET, TO A POINT ON THE NORTH LINE OF VACATED CARR AVENUE, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF LOT 14, BLOCK 10 IN "MCALPINES ADDITION TO ARMOURDALE",

THENCE NORTH 0 DEGREES 16 MINUTES 33 SECONDS WEST, 407.70 FEET, ALONG A LINE WHICH MAKES AN ANGLE OF 90 DEGREES 05 MINUTES IN THE NORTHWEST QUADRANT WITH THE NORTH LINE OF VACATED CARR AVENUE;

THENCE NORTH 61 DEGREES 33 MINUTES 27 SECONDS EAST, 379.10 FEET;

THENCE NORTH 28 DEGREES 23 MINUTES 27 SECONDS EAST, 131.33 FEET TO THE SOUTHWEST CORNER OF A TRACT OF LAND CONVEYED TO THE UNION PACIFIC RAILROAD COMPANY BY SWIFT & COMPANY, AS RECORDED IN BOOK 2490 AT PAGE 301 ON JANUARY 5, 1976;

THENCE SOUTHEASTERLY 495.71 FEET, ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 433.11 FEET THROUGH A CENTRAL ANGLE OF 65 DEGREES 43 MINUTES 17 SECONDS AND TO WHICH THE CENTER OF SAID CURVE BEARS SOUTH 1 DEGREES 06 MINUTES 57 SECONDS WEST, TO A POINT 15.0 FEET WESTERLY AND AT RIGHT ANGLES TO THE CENTER OF THE ARMOURDALE SPUR OF THE UNION PACIFIC RAILROAD, AS NOW ESTABLISHED:

THENCE SOUTH 14 DEGREES 50 MINUTES 16 SECONDS EAST, 233.82 FEET, ALONG A LINE PARALLEL WITH AND 15.0 FEET WESTERLY FROM THE CENTERLINE OF SAID SPUR TRACK;

THENCE SOUTHEASTERLY 245.16 FEET, ALONG A CURVE CONCAVE TO THE SOUTHWEST, TANGENT TO THE LAST DESCRIBED COURSE, 15.00 FEET WESTERLY OF AND PARALLEL TO THE CENTERLINE OF SAID SPUR TRACK, HAVING A RADIUS OF 2774.03 FEET THROUGH A CENTRAL ANGLE OF 5 DEGREES 03 MINUTES 50 SECONDS, TO A POINT;

THENCE SOUTHERLY 65.74 FEET, ALONG A NON-TANGENT CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 463.34 FEET THROUGH A CENTRAL ANGLE OF 8 DEGREES 08 MINUTES 09 SECONDS AND TO WHICH THE CENTER OF THE CIRCLE OF SAID CURVE BEARS SOUTH 81 DEGREES 36 MINUTES 03 SECONDS WEST, TO A POINT WHICH IS 20.46 FEET WESTERLY OF AND PARALLEL TO THE CENTERLINE OF SAID SPUR TRACK;

THENCE NORTH 84 DEGREES 28 MINUTES 27 SECONDS WEST, 904.85 FEET, TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED, LESS THAT PART TAKEN OR USED FOR ROAD PURPOSES.

Exhibit B

(Permitted Liens)

1.                                       Taxes and assessments for the calendar year 2008 and subsequent years, provided that payment of such taxes and assessments is not delinquent.